As filed with the Securities and Exchange Commission on December 9, 2010
Registration No. 333-61488

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0743912
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
13625 Technology Drive
Eden Prairie, MN 55344
(Address of principal executive offices,
including zip code)
ADC TELECOMMUNICATIONS, INC.
401(k) EXCESS PLAN (2001 RESTATEMENT AND 2002 RESTATEMENT)
(Full title of the plan)
Harold G. Barksdale
Vice President and Secretary
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, MN 55344
(952) 938-8080
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Amy L. Schneider
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-8 (File No. 333-61488) (the “Registration Statement”) of ADC Telecommunications, Inc. (the “Company”), which was filed with the U.S. Securities and Exchange Commission on May 23, 2001. The Registration Statement registered $50,000,000 in deferred compensation obligations (the “Deferred Compensation Obligations”), to be paid pursuant to the Company’s 401(k) Excess Plan (2001 Restatement and 2002 Restatement) (the “Plan”).
     On December 9, 2010, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2010 and amended as of July 24, 2010, among Tyco Electronics Ltd. (“Parent”), Parent’s wholly owned subsidiary, Tyco Electronics Minnesota, Inc. (“Purchaser”), and the Company, Purchaser was merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent. As a result of the Merger, the Company’s common stock, par value $0.20 per share (the “Common Stock”), is being delisted from The NASDAQ Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended.
     In accordance with the undertaking in Part II of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K), the Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to remove from registration the Deferred Compensation Obligations registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 9th day of December, 2010.

ADC TELECOMMUNICATIONS, INC.
By:	/s/ Steven G. Nemitz
Steven G. Nemitz
Vice President and Controller

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the indicated capacities on December 9, 2010.

Signature	Title

*	President
Alan Clarke	(principal executive officer)

*	Vice President, Assistant Treasurer and Director
Mario Calastri	(principal financial officer)

/s/ Steven G. Nemitz	Vice President and Controller
Steven G. Nemitz	(principal accounting officer)

* Harold G. Barksdale	Director

* Richard J. Suminski	Director

* By:	/s/ Steven G. Nemitz
Steven G. Nemitz
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

24.1	Power of Attorney